Exhibit 99.1

PROFICIENT AUTO LOGISTICS REPORTS

FOURTH quarter and FULL YEAR 2025 FINANCIAL RESULTS

JACKSONVILLE, FLORIDA – February 9, 2026 — Proficient Auto Logistics, Inc. (NASDAQ: PAL) (the “Company” or “Proficient”) today reported its unaudited financial results for the three months and full year ended December 31, 2025, and comparative summary financial information for the same time periods of 2024.

Full Year 2025 Summary (Full Year 2024 information on a combined basis)

Total Operating Revenue of $430.4 million, increased 10.7% from 2024

Total Operating Income (Loss) of ($32.3) million, versus $10.9 million in 2024. During the quarter, the Company recorded a non-cash goodwill impairment charge of $27.8 million as further detailed below. The charge reduced Operating Income but did not affect Adjusted Operating Income(1) or cash flows for the quarter or full year.

Adjusted Operating Income of $10.8 million, versus $19.5 million in 2024

Adjusted Operating Ratio(1) of 97.5% compared to 95.0% in 2024

Total Units delivered of 2,311,234, an increase of 16.2% from 2024

Rick O’Dell, Proficient’s Chief Executive Officer, commented, “Reflecting on 2025, the automotive market seemingly peaked in March and April ahead of tariff impacts, and the remainder of the year was weaker than our expectations. Despite that, we made significant progress in completing the integration of the five Founding Companies, Auto Transport Group, and Brothers Auto Transport; demonstrated our top line growth strategies via market share gains and acquisition; set a foundation for ongoing operating ratio reduction into 2026; improved our leverage and balance sheet position, while generating significant free cash flow despite the weaker than expected market conditions; all while delivering reliable, quality service to customers nationwide. We’re excited about the future of the business and our enhanced performance capabilities, even as the external market remains similar to our experience over the latter part of last year.”

Explanatory Note

On May 13, 2024, Proficient completed the initial public offering (the “IPO”) of its common stock and completed the acquisition (the “Combination”) of Delta Auto Transport, Inc., Deluxe Auto Carriers, Inc., Sierra Mountain Group, Inc., Proficient Auto Transport, and Tribeca Automotive Inc. (collectively, the “Founding Companies”). Thereafter, on August 16, 2024, the Company acquired Auto Transport Group, LLC, (“ATG”) and on November 1, 2024, the Company acquired Utah Truck & Trailer Repair, LLC, (“UTT”), a repair facility located at the ATG headquarters terminal in Ogden, Utah. On April 1, 2025, the Company acquired Brothers Auto Transport, LLC, (“Brothers”), located in Wind Gap, Pennsylvania and on May 27, 2025, the Company acquired PVT Truck & Trailer Repair, LLC, (“PVT”) a repair facility located at the Brothers headquarters. For a full description of these transactions, please refer to our Quarterly Report on Form 10-Q for the period ended September 30, 2025.

The Company is providing the below summary unaudited consolidated financial information for the three and twelve months ended December 31, 2025, with comparison to summary unaudited combined information for the three and twelve months ended December 31, 2024. The summary unaudited consolidated/combined financial information has been prepared by, and is the responsibility of, the respective management of Proficient (for the post-IPO period) and the Founding Companies (for the period of January 1 through May 12, 2024). The consolidated financial statements have not yet been audited by the Company’s independent registered public accounting firm, except that the consolidated balance sheet as of December 31, 2024, is derived from the Company’s audited consolidated financial statements. Please refer to footnote 1 to the table for a description of periods included for the various acquired entities.

(1)	Adjusted Operating Income and Adjusted Operating Ratio are non-GAAP financial measures. See “Summary Unaudited Financial Information” on the following pages for additional information regarding the use of Adjusted Operating Income and Adjusted Operating Ratio and a reconciliation to the most comparable GAAP measure.

Summary Unaudited Consolidated/Combined Financial Information (1)

($000s)	Three months ended		Twelve months ended
	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Total Operating Revenue	$105,378	$94,520	$430,426	$388,761

Total Operating (Loss) Income	(29,997)	(2,409)	(32,335)	10,943

Addback:
Goodwill Impairment	27,787	-	27,787	-
Amortization of Intangibles	2,455	2,416	9,780	5,710
Stock Compensation Expense	1,253	1,136	5,527	2,820
Adjusted Operating Income (2)	1,498	1,143	10,759	19,473

Adjusted Operating Ratio (2)	98.6%	98.8%	97.5%	95.0%

(Loss) Income before income taxes	(31,457)	(4,257)	(40,899)	7,151

Addback:
Depreciation & Amortization	10,127	8,128	39,306	24,920
Stock Compensation Expense	1,253	1,136	5,527	2,820
Interest Expense	1,498	1,961	6,589	5,792
Goodwill Impairment	27,787	-	27,787	-
Restructuring Charge	-	-	1,901	-
Adjusted EBITDA (3)	9,208	6,968	40,211	40,683

Adjusted EBITDA Margin (3)	8.7%	7.4%	9.3%	10.5%

(1)	The amounts shown above reflect the unaudited summary combined financial results of the five Founding Companies, as it pertains to the pre-IPO portion of 2024, for the full three-month and twelve-month periods presented without any pro forma adjustments that would give effect to the completion of the IPO or any related transaction expenses or adjustments recognized as a result of the IPO and concurrent Combinations. The results of Proficient (acquiror entity) are included for the post-IPO periods of the three months and twelve months ended December 31, 2025 and December 31, 2024. Amounts related to ATG and Brothers are included only since August 16, 2024, and April 1, 2025, the respective dates of acquisition.

(2)	Our management team reviews Adjusted Operating Income and the related Adjusted Operating Ratio, both of which are non-GAAP financial measures, as a basis for comparing the results of financial reporting periods excluding the impact of non-cash expenses related to stock-based compensation expense, amortization of intangibles, and other non-recurring items that management does not consider indicative of ongoing operating performance. These measures provide management with insight regarding progress on operating and integration initiatives. The table above provides a reconciliation of Adjusted Operating Income to Total Operating (Loss) Income, the most comparable GAAP measure, and Adjusted Operating Ratio flows from that.

(3)	Our management team reviews Adjusted EBITDA and Adjusted EBITDA Margin, both of which are non-GAAP financial measures, to measure the operating performance and financial condition of our business and to make strategic decisions. See the Appendix for additional information regarding the use of Adjusted EBITDA. The table above provides a reconciliation of Adjusted EBITDA to (Loss) Income before income taxes, the most comparable GAAP measure, and Adjusted EBITDA Margin flows from that.

Revenue and Profitability (1)

	Three months ended			Twelve months ended
Select Operating Metrics	12/31/2025	12/31/2024	% Chg	12/31/2025	12/31/2024	% Chg
Unit Volume - Company Deliveries	204,586	171,717	19.1%	798,258	642,684	24.2%
Revenue / Unit - Company Deliveries	177.01	180.94	-2.2%	180.65	193.08	-6.4%

Unit Volume - Subhaulers	375,372	350,056	7.2%	1,512,976	1,346,298	12.4%
Revenue / Unit - Subhaulers	161.24	162.97	-1.1%	167.16	177.12	-5.6%

Percent Revenue, Company Deliveries	37%	35%		36%	34%
Percent Revenue, Subhaulers	63%	65%		64%	66%

(1)	The amounts shown above reflect combined pre-IPO information for the five Founding Companies for the full three-month and twelve-month periods presented without any pro forma adjustments that would give effect to the completion of the IPO or any related transaction expenses or adjustments recognized as a result of the IPO and concurrent Combinations. Amounts related to ATG and Brothers are included only since August 16, 2024, and April 1, 2025, the respective dates of acquisition.

For the full year, total revenue increased $41.7 million, or 10.7%, versus 2024, while total unit deliveries were up 16.2% versus the same period of 2024, as volume growth was partially offset by lower revenue per unit driven by customer mix. Company unit deliveries increased 24.2% year-over-year for the full year, outpacing 12.4% growth in Subhaul deliveries versus the same period, and reflecting continued prioritization of Company-owned truck asset utilization for units delivered.

Fourth quarter revenue increased $10.9 million, or 11.5%, compared to the same quarter of 2024. While the seasonally adjusted annual rate (SAAR) of automotive sales was down roughly 800,000 vehicles year-over-year in the fourth quarter, a full quarter of the Brothers acquisition and new business wins more than offset the weaker revenue in core markets. However, these incremental gains could not fully overcome the fixed costs associated with the core volume decline, which had negative impacts on margin and operating leverage.

As part of its annual goodwill impairment testing, the Company recorded a non-cash goodwill impairment charge of $27.8 million during the fourth quarter of 2025. The impairment resulted from a comparison of the carrying amount of goodwill and other intangibles to estimated fair value which uses a discounted cashflow model and requires significant assumptions regarding future cashflows. The decline in estimated fair value primarily reflects changes in market conditions relative to estimates at the time of the Company’s IPO. Adjusted Operating Ratio, which excludes this charge, was 97.5%, for the full year. The comparison of Adjusted Operating Ratio year-over-year is negatively impacted by the step up in market value on fleet assets acquired in the IPO and subsequent fleet acquisitions of ATG and Brothers. The increased depreciation expense resulting from that step up in valuation represents approximately 0.57% of the reported Adjusted Operating Ratio for full year.

Balance Sheet

The Company ended the fourth quarter with $14.3 million of cash and $74.3 million of debt. The resulting net debt of approximately $60.0 million on December 31, 2025, equates to a net leverage ratio of 1.5x when compared to Adjusted EBITDA of $40.2 million for the trailing twelve months. Total debt was reduced by approximately $4.9 million during the quarter using continuing strong cashflow to further strengthen the balance sheet through reduced leverage.

Unaudited Financial Results

The financial results for the fourth quarter and full year 2025 included in this press release are unaudited and reflect management’s current views. These results may be subject to adjustment upon completion of the Company’s annual audit and finalization of its consolidated financial statements. The Company has not yet filed its Annual Report on Form 10-K for fiscal year 2025. Certain statements contained herein are forward-looking statements and are subject to risks and uncertainties. We undertake no obligation to update or supplement the information provided herein until we report our final financial results for fiscal year 2025.

Conference Call

The Company will host an investor conference call at 4:30 p.m. EST to discuss the results. Investors are invited to join the conference call by registering through the following link: https://register-conf.media-server.com/register/BId16f27ac6e964b1bb272c63dc338561e; once registered, you will receive a dial-in and a unique pin to join the conference. You may also join the listen-only Webcast via https://edge.media-server.com/mmc/p/rx9uxfs8.

About Proficient Auto Logistics

We are a leading specialized freight company focused on providing auto transportation and logistics services. Through the combination of seven industry-leading operating companies since our IPO in May 2024, we operate one of the largest auto transportation fleets in North America. We offer a broad range of auto transportation and logistics services, primarily focused on transporting finished vehicles from automotive production facilities, marine ports of entry, and regional rail yards to auto dealerships around the country.

Investor Relations:

Brad Wright

Chief Financial Officer and Secretary

Phone: 904-506-4317

email: Investor.relations@proautologistics.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assume future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2025 (the “Annual Report”), and elsewhere in the Annual Report. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: our expectations regarding our future performance, results of operations, and our ability to improve our leverage position and balance sheet; the economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and customer preferences, and achieve the anticipated benefits and associated cost savings of such strategies and actions; our ability to recruit and retain qualified driving associates, independent contractors and third-party auto transportation and logistics companies; an increase in the frequency or severity of accidents or other claims; our expectations regarding the successful implementation of our acquisitions; geopolitical developments and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, on the United States and global economies in general, the transportation industry, or us in particular, and what effects these events will have on our costs and the demand for our services; our ability to manage our network capacity and cost structure for capital expenditures and operating expenses, and match it to shifting and future customer volume levels; our ability to compete effectively against current and future competitors; our ability to maintain our profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; and our future financial and operating results; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and the sufficiency of our existing cash to fund our future operating expenses and capital expenditure requirements.

The forward-looking statements made in this document relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Appendix

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that certain non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, and Adjusted Operating Ratio, provide useful information in measuring operating performance, generating future operating plans and making strategic decisions regarding allocation of capital. Management believes this information presents helpful comparisons of financial performance between periods by excluding the effect of certain non-cash and non-recurring items.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, and Adjusted Operating Ratio do not have a standardized meaning prescribed by GAAP and therefore it may not be comparable to similarly titled measures presented by other companies, and it should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) for the period adjusted for interest expense, income tax expense (benefit) and depreciation expense and intangible amortization expense.

Adjusted EBITDA is defined as net income (loss) for the period adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization expense, stock compensation expense and any non-recurring items that management does not consider indicative of ongoing operating performance.

Adjusted EBITDA Margin is calculated as Adjusted EBITDA as a percentage of operating revenue.

Operating income is calculated as total operating revenue less total operating expenses.

Adjusted operating income is calculated as total operating revenue less total operating expenses adjusted to exclude amortization of intangibles, stock compensation expense, and non-recurring items that management does not consider indicative of ongoing operating performance.

Operating ratio is calculated as total operating expenses as a percentage of operating revenue.

Adjusted operating ratio is calculated as total operating expenses adjusted to exclude amortization of intangibles, stock compensation expense, and any non-recurring items that management does not consider indicative of ongoing operating performance, as a percentage of operating revenue.

Summary Unaudited Financial Information (1)

Trailing Twelve months ending-	12/31/2025
($000s)
Loss before income taxes	$(40,899)

Addback:
Depreciation & Amortization	39,306
Stock Compensation Expense	5,527
Interest Expense	6,589
Goodwill Impairment	27,787
Restructuring Charge	1,901
Adjusted EBITDA	$40,211

(1)	The amounts shown above reflect the unaudited summary financial results for the full twelve-month period presented. Amounts related to Brothers are included only since the April 1, 2025, date of acquisition.

PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$14,285,745
Accounts receivable, less allowance for credit losses (2025 - $826,740)	42,188,909
Net investment in leases, current portion	126,730
Maintenance supplies	1,714,238
Assets held for sale	28,500
Income tax receivable	2,335,777
Prepaid expenses and other current assets	9,701,439
Total current assets	70,381,338
Property and equipment, net of accumulated depreciation (2025 - $43,500,044)	115,850,061
Operating lease right-of-use assets	12,633,834
Net investment in leases, less current portion	21,781
Deposits	6,124,946
Goodwill	148,476,407
Intangible assets, net of amortization and impairment (2025 - $17,615,109)	122,804,891
Other long-term assets	668,426
Total assets	$476,961,684

Liabilities, and stockholders’ equity
Current liabilities:
Accounts payable	$8,305,253
Accrued liabilities	30,030,001
Finance lease liabilities, current portion	8,758
Operating lease liabilities, current portion	2,249,651
Long-term debt, current portion	20,613,301
Total current liabilities	61,206,964

Long-term liabilities:
Line of credit	-
Finance lease liabilities, less current portion	-
Operating lease liabilities, less current portion	10,689,839
Long-term debt, less current portion	53,716,744
Deferred tax liability, net	34,311,239
Other long-term liabilities	3,073,049
Total liabilities	162,997,835

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 27,834,799 shares issued and outstanding as of December 31, 2025	278,347
Additional paid in capital	356,179,787
Accumulated deficit	(42,494,285)
Total stockholders’ equity	313,963,849
Total liabilities and stockholders’ equity	$476,961,684

PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	As December 31, 2025
	Twelve Months Ended	Three Months Ended
Operating revenue
Revenue, before fuel surcharge	$396,627,459	$96,739,791
Fuel surcharge and other reimbursements	25,887,757	6,214,936
Other revenue	4,383,874	1,123,163
Lease revenue	3,526,084	1,299,873
Total operating revenue	430,425,174	105,377,763

Operating Expenses
Salaries, wages and benefits	85,242,607	21,156,415
Stock-based compensation	5,527,316	1,252,598
Fuel and fuel taxes	25,757,819	6,414,773
Purchased transportation	215,153,626	52,145,507
Truck expenses	25,549,240	6,521,600
Depreciation	29,526,381	7,672,302
Intangible amortization	9,779,749	2,454,637
Goodwill & Intangibles Impairment	27,787,000	27,787,000
Gain on sale of equipment	(257,864)	21,047
Insurance premiums and claims	21,205,671	5,459,070
General, selling, and other operating expenses	17,488,511	4,489,797
Total Operating Expenses	462,760,056	135,374,746
Operating loss	(32,334,882)	(29,996,983)
Other income and expense
Interest expense	(6,588,973)	(1,497,676)
Acquisition costs	(438,514)	(31,969)
Restructuring Charges	(1,901,103)	-
Other income, net	364,326	69,885
Total other income (expense), net	(8,564,264)	(1,459,760)
Loss before income taxes	(40,899,146)	(31,456,743)
Income tax benefit	(7,452,958)	(5,778,761)
Net loss	$(33,446,188)	$(25,677,982)

Loss Per Share
Basic & Diluted	$(1.21)	$(0.92)

Weighted Average Shares
Basic & Diluted	27,578,622	27,826,994